Exhibit 3.195

CERTIFICATION OF INCORPORATION

OF

PARK AMBULANCE & OXYGEN SERVICE, INC.

We, the undersigned, for the purpose of forming a corporation, pursuant to Section 402 of the Business Corporation Law of the State of New York, do hereby certify:

FIRST: The name of the Corporation is PARK AMBULANCE & OXYGEN SERVICE, INC.

SECOND: The purposes for which the corporation is formed are:

(a) To operate, conduct and maintain a general ambulance business for the transportation of injured, infirm, sick and disabled persons, and to do all other things properly appertaining and belonging to said business;

(b) To design, patent, manufacture, buy, rent, lease, sell, exchange, import, export and generally deal and trade in any and all kinds of medical, surgical, hospital and drug supplies, furnishings, instruments, appliances, apparatus and equipment;

(c) To operate, conduct and maintain the general business of buying, selling, leasing, servicing and renting necessary supplies and equipment for hospitals and sickrooms, private and public, all devices, appliances, furnishings useful and usable in and about hospitals, clinics, doctors, offices, dentists’ offices and for the care and treatment of the sink and ailing, including x-ray and therapy equipment, surgical instruments ......, anesthetics, disinfectants, bandages, ......... drugs and medicines;

(d) To design, patent, manufacture, buy, rent, lease, sell, exchange, import, export and generally deal in any and all kinds of apparatus, appliances, and accessories incidental, useful and convenient to the practice of oxygen therapy; to install, service, repair, regulate and operate, insofar as may be permitted by law, the aforementioned apparatus, appliances and accessories;

(e) To manufacture, buy, sell, lease, deal and trade in oxygen, oxygen tents and chambers, and in any and all resuscitative media of every kind and description, containers thereof and administrative apparatus;

(f) To construct, purchase, lease or otherwise acquire, equip, maintain and operate laboratories to carry on experimental and research work for the improvement of oxygen therapy apparatus and treatments and of any other surgical instruments, hospital and sickroom supplies and equipment usable and useful in conjunction with any phase of its business;

(g) To purchase, lease and otherwise acquire, own and operate motor vehicles and transportation equipment of all types, including trucks, tractors, trailers, passenger cars and ambulances, and to carry a general trucking, transfer, cab and cartage business, including the hauling, transporting and delivery of any hospital and sickroom supplies, apparatus, accessories and equipment and any and all merchandise which may be necessary or convenient to the conduct of the business of the corporation; to lease or rent for hire motor vehicles of all types to other persons and corporations for any legal purpose and to furnish chauffeurs, drivers, helpers and other employees to other corporations, firms or individuals in connection with the operation of motor vehicles, equipment of any kind, owned leased, hired or under the control of such other corporations, firms or Individuals.

(h) To apply for, obtain, register, purchase, lease or otherwise acquire and to hold, use, own, operate and introduce and to sell, assign, transfer or otherwise dispose of any trademarks, trade names, patents, inventions, licenses, improvements and                  used in connection with or secured under Letters                 , or otherwise to turn to account of such trademarks, patents, licenses, processes and the like for                 , or rights;

(i) To own, buy, sell, rent, lease, build, maintain and operate buildings, storage houses and garages for the storing, caring for and keeping for hire therein automobiles, taxicabs, motor cars, motor trucks and vehicles of every kind, nature and description;

(j) To buy, sell, lease, exchange, and hold real estate in the State of New York and elsewhere;

(k) To execute bonds and mortgages upon real estate;

(l) To borrow money for its corporate purposes and to execute its obligations therefore;

(m) To borrow money upon real estate and other securities;

(n) To buy, sell and hold stocks and bonds of other corporations;

(o) To make contracts for the erection of buildings;

(p) To establish and maintain branch offices in any part of the State of New York and other states of the United States of America;

(q) The foregoing enumeration of specific powers shall not be held to limit or restrict the general powers confirmed by the laws of the State of New York; and it is hereby expressly provided that the foregoing specific powers shall not be held to restrict or limit in any manner the powers of this corporation and that this corporation may do all and everything necessary, suitable or proper for the accomplishment of any of its purposes or objects hereinbefore enumerated either along or in association with other corporations, firms or individuals to the same extent and as fully as individuals might or could do as .... agents or otherwise.

THIRD: The... of shares shall be two hundred (200)

[ILLEGIBLE]

Name	Post Office Address

Fred Ruggiero	212 Lincoln Ave., Eastchester,
New York

Frank Ruggiero	82 Fairway Drive, Eastchester,
New York

In witness whereof, we have made and signed this certificate in duplicate, this 23 day of July, 1964.

/s/ Fred Ruggerio	(L.S.)	212 Lincoln Ave., Eastchester,
New York

/s/ Frank Ruggerio	(L.S.)	82 Fairway Drive, Eastchester,
New York

STATE OF NEW YORK)   ss:

COUNTY OF BRONX)

On this 23rd day of July 1964, before me personally came Fred Ruggiero and Frank Ruggiero, to me known and known to me as the individuals described in and who executed the foregoing instrument, and they severally acknowledged to me that they executed the same.

/s/ Gertrude Eder
Gertrude Eder

MICHAEL L. BUONOCORE
COUNSELOR AT LAW
Office and Post Office Address
60 East 42nd Street
Borough of Manhattan
New York 17, N. Y.

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

PARK AMBULANCE & OXYGEN SERVICE; INC.

Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation is:

PARK AMBULANCE & OXYGEN SERVICE, INC.

2. The certificate of incorporation was filed by the Department of State on the 3rd day of August, 1964.

3. The certificate of incorporation is hereby amended to effect the following change:

To amend Paragraph (1) which sets forth the name of the corporation.

Paragraph (1) shall now read as follows:

(1) The name of the corporation is:

PARK AMBULANCE SERVICE INC.

4. The amendment to the certificate of incorporation was authorized first by the board of directors and then by the holder of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned hereby affirms that the statements made herein are true under the penalties of perjury.

Dated: March 2, 1993

/s/ Lawrence Ruggiero
Lawrence Ruggiero
Sole Shareholder

CERTIFICATE OF CHANGE

OF

PARK AMBULANCE SERVICE INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

WE, THE UNDERSIGNED, Robert E. Jarrett and Robert H. Byrne, being respectively the Vice-President, Financial Operations and Secretary of Park Ambulance Service, Inc. hereby certify:

1. The name of the corporation is Park Ambulance Service, Inc.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on August 3, 1964. It was incorporated under the name of Park Ambulance & Oxygen Service, Inc.

3. The following was authorized by the Board of Directors:

A. To change the location of the corporation’s office in New York from the County of Bronx to the County of New York.

B. To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o The Corporation, 1138 Morris Park Avenue, Borough of Bronx, City and State of New York to c/o CT Corporation, 1633 Broadway, New York, New 10019.

C. To designate the registered agent in New York upon whom all process against the corporation may be served on as CT Corporation System, 1633 Broadway, New York 10019.

IN WITNESS WHEREOF, we have signed this Certificate on the 18th day of April, 1995 and we affirm the statements contained therein as true under penalties of perjury.

/s/ Robert E. Jarrett
Robert E. Jarrett - Vice President
Financial Operations

/s/ Robert H. Byrne
Robert H. Byrne - Secretary

CERTIFICATE OF MERGER

OF

Associated Ambulance Service, Inc.

Adam Transportation Service, Inc.,

Park Ambulance Service, Inc.,

Five Counties Ambulance Service, Inc.

Sunrise Handicap Transport Corp.

INTO

MEDTRANS OF NEW YORK, INC.

1. (a) The name of each constituent is as follows:

MedTrans of New York, Inc.

Associated Ambulance Service, Inc.

Adam Transportation Service, Inc.

Park Ambulance Service, Inc.

Five Counties Ambulance Service, Inc.

Sunrise Handicap Transport Corp.

(b) The name of the surviving corporation is MedTrans of New York, Inc. and following the merger its name shall be MedTrans of New York, Inc.

2. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

	Designation and	Class or Series	Shares entitled
	of shares in each class	of Shares entitled	to vote as a
Name of Corporation	or series outstanding	to Vote	class or series

MedTrans of New York, Inc.	100 Common	Common	1

Associated Ambulance Service, Inc.	1,000 Common	Common	1

Adam Transportation Service, Inc.	l00 Common	Common	1

Park Ambulance Service, Inc.	50 Common	Common	1

Five Counties Ambulance	100 Common	Common	1

Sunrise Handicap Transport Corp.	100 Common	Common	1

3. There will be no amendments or changes made to the Certificate of Incorporation of the surviving corporation once the merger has taken place.

4. The date when the Certificate of Incorporation of each constituent corporation was filed by the Department of State is as follows:

Name of Corporation	Date of Incorporation

MedTrans of New York, Inc.	December 27, 1994

Associated Ambulance Service, Inc.	April 8, 1988 (under the name of Amb-U-Chair Coaches, Inc.)

Adam Transportation Service, Inc.	December 23, 1988

Park Ambulance Service, Inc.	August 3, 1964 (under the name of Park Ambulance & Oxygen Service, Inc.)

Five Counties Ambulance Service, Inc.	November 23, 1964

Sunrise Handicap Transport Corp.	May 11, 1981

5. The merger was adopted by each constituent corporation in the following manner:

(a) As to MedTrans of New York, Inc., by the unanimous written consent of the shareholders.

(b) As to Associated Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(c) As to Adam Transportation Service, Inc., by the unanimous written consent of the shareholders.

(d) As to Park Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(e) As to Five Counties Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(f) As to Sunrise Handicap Transport Corp., by the unanimous written consent of the shareholders.

6. The merger shall be effected on the 31st day of August, 1996.

IN WITNESS WHEREOF, we have signed this certificate on the 27th day of August, 1996, and we affirm the statements therein as true under penalties or perjury.

MedTrans of New York, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne, Secretary

Associated Ambulance Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne, Secretary

Adam Transportation Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne, Secretary

Park Ambulance Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne, Secretary

Five Counties Ambulance Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne, Secretary

Sunrise Handicap Transport corp.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne, Secretary

At a Special Term of the Supreme Court of the State of New York, County of Albany, held at the Court House in Albany, New York, on the 18 day of March, 1997

PRESENT:

HON. THOMAS W. KEEGAN, JUSTICE.

SUPREME COURT

COUNTY OF ALBANY

STATE OF NEW YORK

MEDTRANS OF NEW YORK, INC.,

ASSOCIATED AMBULANCE SERVICE, INC.,

ADAM TRANSPORTATION SERVICE, INC.,

PARK AMBULANCE SERVICE, INC.,

FIVE COUNTIES AMBULANCE SERVICE, INC. and

SUNRISE HANDICAP TRANSPORT CORP.

Plaintiffs,

AGAINST

SECRETARY OF STATE OF THE STATE OF NEW YORK,

Defendant.

ORDER

Plaintiffs, MEDTRANS OF NEW YORK, INC., ASSOCIATED AMBULANCE SERVICE, INC., ADAM TRANSPORTATION SERVICE, INC., PARK AMBULANCE SERVICE, INC., FIVE COUNTIES AMBULANCE SERVICE, INC. and SUNRISE HANDICAP TRANSPORT CORP. by their attorney, Lawrence A. Kirsch, Esq., by an Order To Show Cause having sought an Order in this Court annulling the filing of the Certificate of Merger of the above named corporations into MEDTRANS OF NEW YORK, INC. filed on the 31st day of August, 1996, with the Division of Corporations of the New York State Secretary of State’s Office, and upon reading and filing the affidavit of Lawrence A. Kirsch, Esq., sworn to the 28th day of February, 1997, and the Defendant having no objection to such order, it is hereby

ORDERED, that the Certificate of Merger of ASSOCIATED AMBULANCE SERVICE, INC., ADAM TRANSPORTATION SERVICE, INC., PARK AMBULANCE SERVICE, INC., FIVE COUNTIES AMBULANCE SERVICE, INC. AND SUNRISE HANDICAP TRANSPORT CORP. into MEDTRANS OF NEW YORK, INC. filed in the Offices of the Division of Corporations of the New York Secretary of State’s Office on August 30, 1996, to be effective August 31, 1996 be annulled, and it is further

ORDERED, that the constituent corporations to the above merger be restored to the index of existing corporations of the Department of State, Division of Corporations, and it is further

ORDERED, that Plaintiffs file a copy of this Order with the Department of State, Division of Corporations with respect to each of the above named entities and pay the appropriate statutory filing fees for same.

Signed this 18 day of March, 1997, at Albany, New York.

/s/ Hon. Thomas W. Keegan
Hon. Thomas W. Keegan
Justice of the Supreme Court

STATE OF NEW YORK
COUNTY OF ALBANY CLERK’S OFFICE

ss.:

I, THOMAS G. CLINGAN, Clerk of the said County, and also Clerk of the Supreme and County Courts, being Courts of Record held therein, DO HEREBY CERTIFY that I have compared the annexed copy Order with the original thereof filed in this office on the 18 day of March 1997 and that the same is a correct transcript therefrom, and of the whole of said original.

IN TESTIMONY WHEREOF, I have hereunto set my name and affixed my official seal, this 18 day of March 1997.

/s/ X
Clerk

COURT ORDER NULLIFYING

CERTIFICATE OF MERGER OF

MEDTRANS OF NEW YORK, INC.

ASSOCIATED AMBULANCE SERVICE, INC.

ADAM TRANSPORTATION SERVICE, INC.

PARK AMBULANCE SERVICE, INC.

FIVE COUNTIES AMBULANCE SERVICE, INC.

SUNRISE HANDICAP TRANSPORT CORP.

Filed by:

HARTER, SECREST & EMERY

700 MIDTOWN TOWER

ROCHESTER, NY 14604-2070

CERTIFICATE OF CHANGE OF

PARK AMBULANCE SERVICE INC.

Under Section 805-A of the Business Corporation Law

1. The name of the corporation is

PARK AMBULANCE SERVICE INC.

If applicable, the original name under which it was formed is

PARK AMBULANCE & OXYGEN SERVICE, INC.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on 8/3/64.

3. The address of CT Corporation System as the registered agent of said corporation is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

5. Notice of the above changes was mailed to the corporation by CT Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6. CT Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

C T CORPORATION SYSTEM

By:	/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

NY Domestic Corporation agent/process address

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF CHANGE
OF

PARK AMBULANCE SERVICE INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is:

PARK AMBULANCE SERVICE INC.

If the name of the corporation has been changed, the name under which it was formed is

PARK AMBULANCE & OXYGEN SERVICE, INC.

SECOND: The certificate of incorporation was filed by the Department of State on:

                                  August 3, 1964

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

☐The county location, within this state, in which the office of the corporation is located, is changed to:

☒           The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows:  c/o Corporation Service Company, 80 State Street Albany, NY 12207-2543

☒           The corporation hereby: [Check one]

☐Designates
as its registered agent upon whom process against the corporation may be served.

The street address of the registered agent is:

☒Changes the designation of its registered agent to:  Corporation Service Company.  The street address of the registered agent is: 80 State Street Albany, NY 12207-2543

☐Changes the address of its registered agent to:

☐Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors.

/s/ Randy Owen	/s/ Randy Owen, Chief Financial Officer & VP
(Signature)	(Name and Title of Signer)

CERTIFICATE OF CHANGE
OF

PARK AMBULANCE SERVICE INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name Emcare Inc., Attn: Ms. Robyn Bakalar

Address 1717 Main Street, Suite 5200

City, State and Zip Code Dallas, TX 75201

NOTE  This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only